                                                                                                                    Exhibit 12

                                                                                                                          Page 1
                         Citizens Communications Company
              Statements of the Ratio of Earnings to Fixed Charges
                             (Dollars in Thousands)
                                   (Unaudited)
                                                                               Years Ended December 31,
                                                   -------------------------------------------------------------------------------
                                                        2007             2006            2005            2004            2003
                                                   ---------------   -------------   -------------   -------------   -------------
Pre-tax income from continuing operations before
   dividends on convertible preferred securities,
   and cumulative effect of changes in accounting
   principle                                            $ 342,668       $ 390,487       $ 263,212       $  61,311       $ 112,928

(Income) or loss from equity investees                     (4,655)            136             (91)         (1,267)           (259)
                                                   ---------------   -------------   -------------   -------------   -------------

Pre-tax income from continuing operations
   before (income) or loss from equity investees          338,013         390,623         263,121          60,044         112,669

Fixed charges                                             391,409         343,954         346,531         386,372         418,223

Distributed income of equity investees                      4,064               -             818             558              98

Interest capitalized                                       (2,857)         (2,081)         (2,176)         (2,278)         (2,993)

Preference security dividend requirements of
   consolidated subsidiaries                                 (246)           (642)         (2,008)         (8,718)        (10,063)
                                                   ---------------   -------------   -------------   -------------   -------------

Total earnings                                          $ 730,383       $ 731,854       $ 606,286       $ 435,978       $ 517,934
                                                   ---------------   -------------   -------------   -------------   -------------

Ratio of earnings to fixed charges                           1.86            2.13            1.75            1.13            1.24
                                                   ===============   =============   =============   =============   =============


NOTE:  The above  calculation  was performed in accordance  with  Regulation S-K
229.503(d) Ratio of earnings to fixed charges.



                                                                                                                           Page 2
                         Citizens Communications Company
 Statements of the Ratio of Earnings to Combined Fixed Charges and Preferred Dividends
                             (Dollars in Thousands)
                                   (Unaudited)
                                                                                  Years Ended December 31,
                                                     -------------------------------------------------------------------------------
                                                         2007             2006             2005            2004             2003
                                                     -------------    -------------    -------------   --------------   ------------
Pre-tax income from continuing operations before
   dividends on convertible preferred securities,
   and cumulative effect of changes in accounting
   principle                                            $ 342,668        $ 390,487        $ 263,212         $ 61,311      $ 112,928

(Income) or loss from equity investees                     (4,655)             136              (91)          (1,267)          (259)
                                                     -------------    -------------    -------------   --------------   ------------

Pre-tax income from continuing operations before
   (income) or loss from equity investees                 338,013          390,623          263,121           60,044        112,669

Fixed charges                                             391,409          343,954          346,531          386,372        428,286

Distributed income of equity investees                      4,064                -              818              558             98

Interest capitalized                                       (2,857)          (2,081)          (2,176)          (2,278)        (2,993)

Preference security dividend requirements of
   consolidated subsidiaries                                 (246)            (642)          (2,008)          (8,718)       (10,063)
                                                     -------------    -------------    -------------   --------------   ------------


Total earnings                                          $ 730,383        $ 731,854        $ 606,286        $ 435,978      $ 527,997
                                                     -------------    -------------    -------------   --------------   ------------

Ratio of earnings to combined fixed charges                  1.86             2.13             1.75             1.13           1.23
                                                     =============    =============    =============   ==============   ============


Note: The above calculation was performed in accordance with Regulation S-K 229.503(d) Ratio of earnings to fixed charges.